UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2012

Date of Report (Date of earliest event reported)

ZORO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52550	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719

(Address of principal executive offices) (Zip Code)

(520) 299-0390

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective July 5, 2012, Frank Garcia resigned as our corporate secretary, and we appointed Aryn Gruneisen as corporate secretary of our company.  Mr. Garcia’s resignation was not as a result of any disagreement with our company’s policies.  There are no family relationships between Ms. Gruneisen and any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP

Date: July 10, 2012	By:	/s/ Aryn Gruneisen
Name: Aryn Gruneisen
Title: Corporate Secretary

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